SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 2, 2007

THE THAXTON GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

South Carolina

(State or Other Jurisdiction of Incorporation)

000-27086	57-0669498
(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Pageland Highway, Lancaster, South Carolina	29720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 285-4337

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities and Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

As previously reported on a Form 8-K filed on June 11, 2007, on June 8, 2007, an Asset Purchase Agreement was entered into by and among Southern Management Acquisition Corp., a Delaware corporation (“Buyer”), Southern Management Corporation, a South Carolina corporation (the “Company”), Southern Finance of Tennessee, Inc., a Tennessee corporation, Covington Credit of Texas, Inc., a Texas corporation, Covington Credit, Inc., an Oklahoma corporation, Covington Credit of Alabama, Inc., an Alabama corporation, Covington Credit of Georgia, Inc., a Georgia corporation, Southern Finance of South Carolina, Inc., a South Carolina corporation, Quick Credit Corporation, a South Carolina corporation, (together with the Company, “Sellers”), The Thaxton Group, Inc., a South Carolina corporation (“Thaxton Group”), Thaxton Investment Corporation, a South Carolina corporation (“Thaxton Investment”) and, solely for purposes of Sections 6(b) and 13(m), Regional Holdings I. Corp., a Delaware corporation (“Guarantor”) relating to the sale of the Southern Management business.

On October 2, 2007, Thaxton Group terminated the proposed sale of the Southern Management business due to the failure of the prospective Buyer to close the transaction on October 1, 2007, as provided under the Asset Purchase Agreement. The termination letter was sent by Thaxton Group after consultation with its board and counsel for the Creditors Committee.

Thaxton Group had the right to terminate the Asset Purchase Agreement if the sale did not close on or prior to October 1, 2007. Due to the seasonal nature of Southern Management’s business, which requires the use of cash to make loans during the approaching holiday season, a delay in closing would result in a decrease in cash available to distribute to Thaxton Group creditors and an increase in notes due from customers that the Buyer would have acquired without paying additional consideration. Thus, the October 1, 2007, closing date was important to Thaxton Group to avoid a diminished distribution of cash to Thaxton Group creditors. The sale did not close on or prior to October 1, 2007, because, among other things, the Buyer did not obtain certain regulatory approval.

Although the Asset Purchase Agreement is terminated, Thaxton Group and the Sellers hope to discuss possible alternatives with Southern Management Acquisition Corp. In addition, Thaxton Group and Sellers also intend to explore other possible alternatives.

In the meantime, the Sellers will continue to operate their businesses in the ordinary course of business. During 2007, Southern Management’s business has continued to be profitable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

THE THAXTON GROUP, INC.

By:	/s/ Robert R. Dunn
Robert R. Dunn
President, Chief Executive Officer and Chief Restructuring Officer

Dated: October 5, 2007

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